UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

As described in AmeriCredit Corp.’s Annual Report on Form 10-K filed on September 11, 2006, AmeriCredit Financial Services, Inc. (“AmeriCredit”), a wholly-owned subsidiary of AmeriCredit Corp., entered into amendments on September 7, 2006 to the transaction documents concerning its $450 million Bay View 2005 Warehouse Trust credit facility with JPMorgan Chase Bank, National Association and BMO Capital Markets Corp. The Bay View 2005 Warehouse Trust credit facility is a revolving credit facility established by Bay View Acceptance Corporation (“Bay View”) prior to its acquisition by AmeriCredit effective May 1, 2006. Under this facility, AmeriCredit may finance up to $450 million of automobile retail installment sales contract receivables purchased either by AmeriCredit or by Bay View, a wholly-owned subsidiary of AmeriCredit, that meet certain eligibility requirements. Under this facility, AmeriCredit sells eligible receivables to a special purpose subsidiary, which in turn pledges the receivables as collateral for its borrowings under the facility. These amendments extended the $450 million commitment termination date to September 6, 2007 and made certain technical amendments that are not material. A copy of the amendments are filed herewith as exhibits to this Form 8-K.

Affiliates of JPMorgan Chase Bank, National Association and BMO Capital Markets Corp. have also performed investment banking and advisory services for AmeriCredit from time to time to which they have received customary fees and expenses.

Item 8.01. OTHER MATTERS

On September 11, 2006, AmeriCredit Corp. issued a press release announcing the launch of its offering of approximately $500 million in Convertible Senior Notes (the “Offering”), and its intention to repurchase approximately $200 million of common stock in connection with the Offering. A copy of the press release is filed with this Form 8-K as Exhibit 99.5.

On September 12, 2006, AmeriCredit Corp. issued a press release announcing the pricing of the Offering and its intention to use approximately $254 million of the Offering proceeds to repurchase its common stock. A copy of the press release is filed with this Form 8-K as Exhibit 99.6.

On September 12, 2006, AmeriCredit Corp. issued a press release announcing that its board of directors has authorized a stock repurchase plan for up to $300 million, in addition to stock repurchases to be made in connection with the Offering. AmeriCredit Corp. may purchase the stock from time to time, depending upon market conditions, in the open market or in privately negotiated transactions. A copy of press release is filed with this Form 8-K as Exhibit 99.7.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Second Amended and Restated Note Purchase Agreement, dated as of September 7, 2006, among AmeriCredit, Bay View 2005 Warehouse Trust, Falcon Asset Securitization Company LLC and Fairway Finance Company, LLC, as the Initial Purchasers, JPMorgan Chase Bank, National Association and BMO Capital Markets Corp., as the Lender Group Agents, JPMorgan Chase Bank, National Association and Bank of Montreal, as the Financial Institutions and JPMorgan Chase Bank, National Association, as Administrative Agent.

99.2	Amended and Restated Contribution Agreement, dated as of September 7, 2006, between AmeriCredit, as the Contributor, and Bay View Warehouse Corporation, as the Depositor.

99.3	Second Amended and Restated Sale and Servicing Agreement, dated as of September 7, 2006, between the Trust, Bay View Warehouse Corporation, AmeriCredit, as the Servicer and JPMorgan Chase Bank, National Association, as Indenture Trustee and Backup Servicer.

99.4	Second Amended and Restated Indenture, dated as of September 7, 2006, between Bay View 2005 Warehouse Trust and JPMorgan Chase Bank, National Association, as Indenture Trustee.

99.5	Press release dated September 11, 2006, entitled, “AmeriCredit to Offer $500 Million Convertible Senior Notes; Company Intends to Repurchase Approx. $200 Million of Common Stock”

99.6	Press release dated September 12, 2006, entitled “AmeriCredit Prices $500 Million Convertible Senior Notes; Company to Repurchase Approx. $254 Million of Common Stock”

99.7	Press release dated September 12, 2006, entitled “AmeriCredit Announces $300 Million Stock Repurchase Plan”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: September 13, 2006	By:	/s/ CHRIS A. CHOATE
Chris A. Choate Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Second Amended and Restated Note Purchase Agreement, dated as of September 7, 2006, among AmeriCredit, Bay View 2005 Warehouse Trust, Falcon Asset Securitization Company LLC and Fairway Finance Company, LLC, as the Initial Purchasers, JPMorgan Chase Bank, National Association and BMO Capital Markets Corp., as the Lender Group Agents, JPMorgan Chase Bank, National Association and Bank of Montreal, as the Financial Institutions and JPMorgan Chase Bank, National Association, as Administrative Agent.

99.2	Amended and Restated Contribution Agreement, dated as of September 7, 2006, between AmeriCredit, as the Contributor, and Bay View Warehouse Corporation, as the Depositor.

99.3	Second Amended and Restated Sale and Servicing Agreement, dated as of September 7, 2006, between the Trust, Bay View Warehouse Corporation, AmeriCredit, as the Servicer and JPMorgan Chase Bank, National Association, as Indenture Trustee and Backup Servicer.

99.4	Second Amended and Restated Indenture, dated as of September 7, 2006, between Bay View 2005 Warehouse Trust and JPMorgan Chase Bank, National Association, as Indenture Trustee.

99.5	Press release dated September 11, 2006, entitled, “AmeriCredit to Offer $500 Million Convertible Senior Notes; Company Intends to Repurchase Approx. $200 Million of Common Stock”

99.6	Press release dated September 12, 2006, entitled “AmeriCredit Prices $500 Million Convertible Senior Notes; Company to Repurchase Approx. $254 Million of Common Stock”

99.7	Press release dated September 12, 2006, entitled “AmeriCredit Announces $300 Million Stock Repurchase Plan”